Exhibit 5
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, WI 53202-4497
Phone: (414) 277-5000
www.quarles.com

December 9, 2021
Snap-on Incorporated
2801 80th Street
Kenosha, Wisconsin 53143

Re:    Snap-on Incorporated 2011 Incentive Stock and Awards Plan
(As Amended and Restated as of April 29, 2021)

Ladies and Gentlemen:

We are providing this opinion in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed by Snap-on Incorporated (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance of up to 2,500,000 additional shares of the Company’s common stock, $1 par value per share (the “Shares”), which may be issued pursuant to the Company’s 2011 Incentive Stock and Awards Plan (As Amended and Restated as of April 29, 2021) (the “Plan”).

We have examined: (i) the Registration Statement; (ii) the Company’s Restated Certificate of Incorporation and Bylaws, each as amended to date and as filed as exhibits to the Company’s filings with the Commission; (iii) the Plan; (iv) the corporate proceedings relating to the amendment and restatement of the Plan and the authorization of the issuance of the Shares pursuant to the Plan; and (v) such other documents and records and matters of law as we have deemed necessary in order to render this opinion. In rendering this opinion, we have relied as to certain factual matters on certificates of officers of the Company and of state officials.

On the basis of the foregoing, we advise you that, in our opinion:

1.The Company is a corporation in good standing under the laws of the State of Delaware.
2.The Shares to be issued or sold from time to time pursuant to the Plan that are original issuance or treasury shares, including shares bought on the open market or otherwise for purposes of the Plan, when issued as and for the consideration contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable by the Company.

December 9, 2021

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act, or that we come within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Quarles & Brady LLP
QUARLES & BRADY LLP